UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 5, 2015
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of CA, Inc. (the “Company”) was held on August 5, 2015.

(b) The final voting results on the proposals presented at the meeting are set forth below.

1. Proposal 1 – Election of Directors:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Jens Alder	378,441,371	1,718,819	2,360,954	20,154,119
Raymond J. Bromark	378,460,432	1,677,407	2,383,305	20,154,119
Gary J. Fernandes	365,309,387	14,828,784	2,382,973	20,154,119
Michael P. Gregoire	379,660,874	505,956	2,354,314	20,154,119
Rohit Kapoor	374,214,452	5,938,987	2,367,705	20,154,119
Jeffrey G. Katz	378,571,157	1,533,259	2,416,728	20,154,119
Kay Koplovitz	360,233,840	19,883,882	2,403,422	20,154,119
Christopher B. Lofgren	354,186,594	25,953,923	2,380,627	20,154,119
Richard Sulpizio	360,491,920	19,631,069	2,398,155	20,154,119
Laura S. Unger	365,309,639	14,855,370	2,356,135	20,154,119
Arthur F. Weinbach	379,413,282	691,240	2,416,622	20,154,119
Renato (Ron) Zambonini	374,348,867	5,757,625	2,414,652	20,154,119

2. Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 2	398,751,651	1,520,894	2,402,718	0

3. Proposal 3 – Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 3	358,053,353	21,619,056	2,848,735	20,154,119

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	August 6, 2015	By:	/s/ Michael C. Bisignano
Michael C. Bisignano
Executive Vice President, General Counsel and Corporate Secretary